AUTHORIZED PARTICIPANT AGREEMENT FOR
SPINNAKER ETF TRUST

This Authorized Participant Agreement (the "Agreement") is entered into by and between Capital Investment Group, Inc. (the "Distributor"), and Cantor Fitzgerald & Co. (the "Authorized Participant", "Participant" or "AP") and is subject to acceptance by The Bank of New York Mellon ("Custodian" or "Transfer Agent"). The Transfer Agent serves as the transfer agent for Spinnaker ETF Trust (the "Trust"). The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust shall be a third party beneficiary of this Agreement, and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, all without par value (sometimes referred to as "Shares"), of each of the separate investment portfolios of the Trust (each such portfolio a "Fund" and collectively, the "Funds") named on Annex I to this Agreement. The Authorized Participant hereby acknowledges that its rights and obligations with respect to a Fund shall not create any right or other obligations with respect to any other Fund listed on Annex I, as amended from time to time, and acknowledges the additional  limitation on liability of the Trust and the Fund described in Section 12(g) of this Agreement.

As specified in the Trust's current prospectus (including any summary prospectus) ( collectively the "Prospectus"), the Shares of any Fund offered thereby may be purchased ("Creation Order") or redeemed ("Redemption Order")  (each of which is an "Order") only in aggregations of a specified number of Shares referred to therein and herein as a "Creation Unit". As provided in the Trust's Prospectus and Statement of Additional Information ("SAI" together with the Prospectus, the "Fund Documents") incorporated therein, each Fund offers and issues shares at net asset value ("NAV") only in aggregated lots of 10,000 shares or larger (each, a "Creation Unit"). The Trust may redeem Creation Units entirely for cash under certain circumstances when in kind transactions are impracticable. All references to "cash" shall refer to US Dollars ("USD").  In the case of in-kind purchases and redemptions of Creation Units, Authorized Participants will be required to purchase Creation Units by making an in-kind deposit of specified instruments ("Deposit Instruments") and/or an amount of cash (the "Cash Amount") (together, the "Fund Deposit"), and shareholders redeeming their Shares will receive an in-kind transfer of specified instruments ("Redemption Instruments").

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units (i) through the Continuous Net Settlement ("CNS") clearing processes of the National Securities Clearing Corporation ("NSCC") as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the "CNS Clearing Process", or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company ("DTC"). The procedures for processing an order to purchase or redeem Creation Units are described in the Trust's Prospectus and in Annex II to this Agreement. All purchase and Redemption Orders must be made pursuant to the procedures set forth in the Prospectus and Annex II hereto, as each may be amended by the Trust from time to time.  An Authorized Participant may not cancel an order to purchase or redeem Creation Units after an order is placed by the Authorized Participant except in the case that the Fund becomes the subject of a bankruptcy filing or receivership or terminates or suspends Share issuances or redemptions after the applicable trade date but prior to the applicable settlement date for such Creation Order or Redemption Order, in which case the Participant may cancel the related Creation Order or Redemption Order. Notwithstanding the foregoing, although the Participant shall not have a right to cancel a Creation Order or Redemption Order under any other circumstance, upon a good faith request by the Participant to cancel a Creation Order or Redemption Order after it is placed but before it is settled, the Distributor shall use its reasonable efforts to cancel any Creation Order or Redemption Order submitted by Participant if reasonably possible. References to the Prospectus are to the then current Prospectus as it may be supplemented or amended from time to time. Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Fund Shares, to facilitate a creation or redemption through it by a Participant Client (as defined below) or to sell or offer to sell the Fund Shares. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

The parties hereto in consideration of the premises and of the mutual
Agreements contained herein agree as follows:

1. STATUS OF AUTHORIZED PARTICIPANT.

(a)  The Authorized Participant hereby represents, covenants and warrants that with respect to Creation Orders or Redemption Orders of Creation Units of any Fund (i) through the CNS Clearing Process, it is a member of the NSCC and an Authorized Participant in the CNS System of the NSCC (as defined in the Fund's Prospectus, a "Participating Party"), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund's Prospectus, a "DTC Participant"). The Authorized Participant may place Creation Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, the Prospectus and Annex II hereto. Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt written notice to the Distributor, the Trust and the Transfer Agent of such change.

(b)  The Authorized Participant hereby represents and warrants that, to the extent applicable, (i) it is registered as a broker-dealer under the Securities Exchange Act of 1934,  (the"1934 Act") as amended, (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"), and the Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant agrees to comply with all applicable United States federal securities laws, the securities laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA, and that it will not offer or sell Creation Units of any Fund of the Trust in any state or jurisdiction where it has been informed by the Distributor that such Shares may not lawfully be offered and/or sold.

(c)  If the Authorized Participant is offering or selling Creation Units of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States ("US") and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable securities laws of the jurisdiction in which such offer and/or sale is made, (ii) to comply with the applicable disclosure requirements of the Securities Act of 1933, as amended (the "1933 Act") and of the Investment Company Act of 1940, as amended (the "1940 Act") and the regulations promulgated thereunder and (iii) to conduct its business in accordance with the FINRA Conduct Rules.

(d)  The Authorized Participant represents, covenants and warrants that it has established and presently maintains an anti-money laundering program (the "Program") reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT ACT").

(e)  The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and could subject it to the prospectus delivery and liability provisions of the 1933 Act.

(f)  The Authorized  Participant  has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor, the Transfer Agent and the Authorized Participant's custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Distributor, the Administrator and the custodian prior to placing its first order (whether it is a Creation Order or a Redemption Order).

(g)  The Distributor represents, warrants and agrees that:

i.  the Fund Documents are effective, no stop order of the Securities and Exchange Commission ("SEC") or any other federal, state or foreign regulatory authority or self-regulatory authority, including, without limitation, National Futures Association ("NFA"), with respect thereto has been issued, no proceedings for such purpose have been instituted or, to their knowledge, are being contemplated;

ii.  the Fund Documents conform in all material respects to the requirements of the 1933 Act, and the rules and regulations of the SEC thereunder and, if applicable, to the requirements of the Commodity Exchange Act and rules and regulations thereunder, and do not and will not, as of the applicable effective date as to the Trust's registration statement and all amendments thereto and at all times thereafter during which this Agreement is in effect, and as of the applicable filing date as to the Prospectus and all amendments and supplements thereto and at all times thereafter during which this Agreement is in effect, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

iii.  the sale and distribution of the Fund Shares as contemplated herein does not and will not conflict with or result in a breach or violation of any statute or any order, rule, regulation or practice of any court or governmental agency or body or any regulatory or self-regulatory organization having jurisdiction over the Distributor, the Fund or the Fund's adviser or commodity pool operator, if applicable;

iv.  the Fund Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

v.  no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Fund Shares, except for such consents, approvals, authorizations, orders, registrations and qualifications that have been obtained and are in effect;

vi.  all marketing and promotional materials, other than the Prospectus, provided to the Participant or directly to its customers in respect to the Fund Shares comply and, at all times that they are in circulation and available for use, will comply, with the U.S. federal securities laws and the rules and regulations of FINRA and of NFA, to the extent applicable, and any representation or statement with respect to the Fund Shares in any marketing materials provided by the Trust or the Distributor or any other agent of the Trust to the Participant will not contain any untrue statement of a material fact related to the Fund or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and, to the extent such materials include statements of fact regarding the Fund Shares, such statements of fact will be consistent with the Prospectus;

vii.  it will ensure that Participant is not named as an underwriter of Fund Shares in any document, including without limitation, the Trust's registration statement, the Prospectus or on the Distributor's or a Fund's website without the prior written consent of Participant;

viii.  except as required by court order or by any regulatory or self-regulatory authority, it will not, without the prior written consent of the Participant, which consent shall not be unreasonably withheld, (i) use in advertising or publicity the name of the Participant or any affiliate of the Participant, or any trade name, trademark, trade device, service mark, symbol, logo or any abbreviation, contraction or simulation thereof owned by the Participant or its affiliates, except to identify the Participant as an authorized participant, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust, the Funds, the Advisor, the Distributor or the Index Receipt Agent has been approved or endorsed by the Participant.  This Clause 2(g)(viii) shall survive the termination or expiration of this Agreement; and,

ix.  upon request by the Participant, (i) it will provide to the Participant and its agents reasonable access, through teleconference and at no cost to the Participant, during regular business hours to its personnel and agents and (ii) it will use commercially reasonable efforts to coordinate with the Advisor, sufficient, in the reasonable judgment of the Participant, for it to carry out due diligence with respect to this Agreement and any amendments thereto

2. EXECUTION OF CREATION ORDERS AND REDEMPTION ORDERS.

(a)  Generally Creation Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Transfer Agent, provided that the Distributor, or Trust, as applicable, shall promptly provide copies of recordings of any such calls, which have been retained in accordance with the Transfer Agent's or the Trust's usual document retention policy, to the Participant upon reasonable request by the Participant.  In the event that any recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, to the extent legally permitted to do so, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time. The Participant shall not be required to comply with terms and conditions of which it has not been provided prior written notice. Additionally, retroactive procedures shall not apply retroactively to Creation Orders or Redemption Orders submitted prior to such change in procedure, unless immediate application is required by the statutes, laws, rules, regulations and orders of any regulatory or self-regulatory organization or court, arbitration panel or other judicial authority, in all cases, having jurisdiction over one or more of the parties, their assets, the Fund or the Fund Shares ("Applicable Law").

(b)  The Authorized Participant acknowledges and agrees that delivery of a Creation Order or Redemption Order shall be irrevocable, provided that the Trust and the Distributor on behalf of the Trust reserves the right to reject any Creation Order and any Redemption Order that is not in "proper form" as defined in the Prospectus. The Distributor will promptly return to the Participant upon rejection of an Order all consideration, including Fund Shares, Deposit Instruments, cash, and, if applicable, U.S. Treasury securities, tendered by the Participant, including any transaction fees, in respect of such rejected Order or in respect of any revoked Order.

(c)  With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees to return to the Trust any dividend, distribution or other corporate action paid to it in respect of any Deposit Instrument that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Instrument at the time of transfer, should have been paid to the Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees that the Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant by an amount equal to any dividend, distribution or other corporate action to be paid to it in respect of any Deposit Instrument that is transferred to the Authorized Participant that, based on the valuation of such Deposit Instrument at the time of transfer, should be paid to the Fund. With respect to any Creation Order, the Transfer Agent, on behalf of the Trust, acknowledges and agrees to return to the Authorized Participant any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Instrument that is transferred to the Trust that, based on the valuation of such Deposit Instrument at the time of transfer, should have been paid to the Authorized Participant. With respect to any Purchase Order, each Fund also acknowledges and agrees that the Participant is entitled to reduce the amount of money or other proceeds due to the Fund by an amount equal to any dividend, distribution or other corporate action to be paid to the Fund in respect of any Deposit Instrument that is transferred to the Fund and that, based on the valuation of such Deposit Instrument at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Participant and, if the Participant so reduces the amount of money or other proceeds due to the Fund, then the Fund is entitled, in turn, to retain such dividend, distribution or other corporate action.

(d)  Upon the satisfaction of the requirements applicable to the issuance of a Creation Unit, the Distributor represents that it will use its best efforts on behalf of the applicable Fund to issue and deliver the Creation Unit to the Participant by the prescribed settlement date or as otherwise required or permitted by applicable law, rule or regulation.

(e)  A Fund may permit or require and, upon the notice from the Participant that it is subject to a statutory or policy restriction with respect to particular Deposit Instruments, the Fund shall require the substitution of an amount of cash to be added to the Cash Component to replace any the particular Deposit Instruments (i.e. "cash in lieu").

3. NSCC.

Solely with respect to Creation Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including the Deposit Instruments and the Cash Amount as are necessary, consistent with the instructions issued by the Authorized Participant to the Transfer Agent. Absent gross negligence on the part of the Transfer Agent in delivering the Authorized Participant's instructions, the Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to the NSCC as though such instructions were issued by the Authorized Participant directly to the NSCC; provided, however, that the Participant shall not be bound or held liable for any loss, liability, cost or expense (including reasonable attorneys' fees) incurred by the Participant as a result of communication errors occurring between the Index Receipt Agent and NSCC to the extent that such instructions between the Index Receipt Agent and NSCC do not accurately reflect the instructions communicated by the Participant to the Index Receipt Agent.

4. PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a)  The Distributor will provide to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended prospectus by email at in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

(b)  The Distributor represents and warrants that (i) the Registration Statement and the Prospectus contained therein conform in all material respects to the requirements of the 1933 Act, and the 1940 Act, each as amended and the rules and regulations of the Securities Exchange Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Creation Units as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Creation Units, except the registration under the 1933 Act of the Shares.

(c)  The Authorized Participant represents, warrants and agrees that it will not make any written representations concerning Shares other than those consistent with the Trust's then current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor or other agent of the Trust. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any written information or materials relating to Creation Units or the Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but excluding written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), materials prepared and used for the Participant's internal use only, and research reports), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Distributor agrees (i) to respond to the Participant as soon as practicable, upon receipt of such marketing materials approval request from the Participant, and (ii) that such approval shall not be unreasonably withheld. The Authorized Participant understands that neither the Trust nor any of its Funds will be advertised or marketed as an open-end investment Trust, (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Creation Units are not redeemable shares of the Trust.  In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Creation Units, including the Prospectus, will disclose that the owners of Creation Units may acquire Creation Units and tender Creation Units for redemption to the Trust in whole Creation Units only.

(d)  Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Distributor prepare, publish, and circulate, in the regular course of its business and without the written approval of the Trust or the Distributor, research reports, institutional communications, sales commentary, desk commentary, correspondence or other similar materials that include information, opinions, or recommendations  relating to the Shares, Funds, or the Trust (i) for dissemination through applicable channels, or (ii) for internal use by the Authorized Participant, provided that such materials comply with applicable FINRA and SEC rules and regulations.

5. USE OF PARTICIPANT'S NAME

(a)  The Distributor agrees that it will not, without prior written consent of the Authorized Participant, use in advertising, publicity or Marketing Materials the name of the Authorized Participant or any affiliate of the Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by the Distributor has been approved or endorsed by the Authorized Participant or any of its affiliates or that the Authorized Participant acts as underwriter, distributor or selling group member with respect to the Shares. This provision shall survive termination or expiration of the Agreement.

(b)  The Authorized Participant agrees that, so long as this Agreement remains in effect, it may be identified or named as an "Authorized Participant," in any materials relating to the relevant Series, the Trust or as may be necessary to meet applicable legal requirements. The Distributor agrees, for as long as this Agreement is effective, not to identify or name the Authorized Participant (except as may be required by applicable law or regulation) in any other materials without the prior written consent of the Authorized Participant.  Upon the termination of this Agreement, (i) the Distributor shall promptly remove any reference to the Authorized Participant from any such documents and (ii) the Distributor shall promptly update its website to remove any identification of the Authorized Participant as an authorized participant of the Trust.

6. TITLE TO SECURITIES; RESTRICTED SHARES.

(a)  The Authorized Participant represents that upon delivery of a portfolio of Deposit Instruments to the Custodian and/or the relevant subcustodian in accordance with the terms of the Prospectus, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Creation Order or (ii) any provision of the 1933 Act, and any regulations thereunder (except that (I) portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration and (II) securities of U.S. issuers shall not be required to have been registered under the 1933 Act if (1) exempt from such registration or (2) eligible for sale without registration pursuant to Rule 144A under the 1933 Act and such security is included by the Fund as a Deposit Instrument (a "Rule 144A Security")), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are "restricted securities" as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act in the hands of the Participant immediately prior to such delivery. The representation provided in this Section 6(a) excludes restrictions due to the status of the Trust, the Fund or the advisor as an "affiliate" of such issuer of the Deposit Instruments as the term "affiliate" is defined under Rule 144 under the 1933 Act and any other restriction that derives from facts, status or events that are particular to the Trust, the Fund or the Advisor.

(b)  The Distributor represents that, upon delivery of a portfolio of Deposit Instruments to the Participant in connection with a Redemption Order, the Participant will acquire good, marketable and unencumbered title to such Securities, free and clear of any and all liens, restrictions, hypothecations, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such Deposit Instruments.

7. CASH AMOUNT AND FEES.

The Authorized Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a Creation Order for any Fund, it will make available in same day funds for each purchase of Creation Units an amount of cash sufficient to pay the Cash Amount and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit (including the purchase transaction fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified as described in the Prospectus)) (the "Cash Amount") which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Trust's Prospectus ("Contractual Settlement Date"). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees in connection with a Creation Order to pay the full cash amount, plus interest, computed at a commercially reasonable rate (i.e. base on or equal to LIBOR) as may be specified by the Trust from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

8. ROLE OF AUTHORIZED PARTICIPANT.

(a)  The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor or the Custodian, in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours, to consult with the Trust, the Distributor, the Custodian, or the Authorized Participant's custodian or their designees concerning the performance of the Authorized Participant's responsibilities under this Agreement, provided that the Participant shall be under no obligation to divulge or otherwise discuss any information that the Participant believes (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be prohibited.

(b)  In executing this Agreement, the Authorized Participant agrees in connection with any Creation Orders or Redemption Orders in which it acts for a customer or for any other Authorized Participant or indirect participant, or any other shareholder in an underlying shares account ("Beneficial Owner"), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c)  The Authorized Participant agrees to maintain records of all sales of Creation Units made by or through it in accordance with Applicable Law.

9. IRREVOCABLE PROXY.

(a)  The Authorized Participant represents that from time to time it may be a Beneficial Owner (as that term is defined Rule 16a-1(a)(2) of the Securities Exchange Act of 1934) of Shares. To the extent that it is a beneficial owner of Shares, the Authorized Participant does hereby irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) the Authorized Participant's beneficially owned Shares of a Fund (in the manner the Distributor shall determine without reference to or input from the Participant and the Distributor accepts such appointment as the Participant's proxy), which the Participant is or may be entitled to vote at any meeting of a Fund held after the date this Agreement is executed, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto.

(b)  The Distributor, as attorney and proxy for the Authorized Participant under this Section 9:
(i) is hereby given full power of substitution and revocation,
(ii) may act through such agents, nominees or substitute attorneys as it may from time to time appoint, and
(iii) may provide voting instructions to such agents, nominees or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, telex, facsimile, electronically (including through the Internet) or otherwise. The powers of the Distributor as attorney and proxy under this paragraph shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Authorized Participant.

(c)  The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Authorized Participant acquires Shares as a beneficial owner. The Distributor shall serve as an irrevocable attorney and proxy for the Authorized Participant under this Section for so long (and only so long) as this Agreement remains in effect. In the event applicable law prevents the assignment of the irrevocable power of attorney and proxy, or deems such power of attorney and proxy to expire due to the passage of time, the Authorized Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor to serve as its attorney and proxy for the purposes discussed in this Agreement. This irrevocable proxy automatically shall terminate with respect to any Fund or the Trust as a whole, if the Distributor ceases to act as Distributor to any Fund or the Trust, as applicable. The Distributor may terminate this irrevocable proxy with sixty (60) days written notice to the Authorized Participant.

11. AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Trust or the Distributor in writing, the Authorized Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Trust (see Annex III to this Agreement) setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trust of a superseding certificate in a form approved by the Trust bearing a subsequent date or other notice from the Participant that one or more individuals should be added or removed from the certificate, in which case the Distributor, the Index Receipt Agent and the Funds will promptly add or remove such name or names. Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice including, but not limited to, electronic mail, of such fact to the Distributor and the Trust and such notice shall be effective upon receipt by both the Distributor and the Trust. The Distributor, the Index Receipt Agent and the Funds shall promptly revoke access of such previously Authorized Person to the electronic entry systems through which Orders are submitted by such person on behalf of the Authorized Participant. The Distributor shall issue to each Authorized Participant a unique personal identification number ("PIN Number") by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant's PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Distributor.

12. REDEMPTION.

(a)  The Authorized Participant understands and agrees that Redemption Orders may be submitted only on a day on which the New York Stock Exchange ("NYSE" or "Listing Exchange") is open for business (a "Business Day").  As of the date of the Prospectus, the NYSE observes the following holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day (Washington's Birthday), Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

(b)  The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of any Fund unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares of the relevant Fund (which may be owned by Participant customer, or may be borrowed if the Participant has a locate on the securities in place so that they can be delivered on the date delivery is due) to be redeemed  and to the entire proceeds of the redemption and that such Creation Units have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Creation Units to the Transfer Agent at the time of settlement. The Authorized Participant understands that Creation Units of any Fund may be redeemed only when the Participant has the Fund Shares that are the subject of the Redemption Order available for delivery to the Fund as of the applicable settlement date of the Order.

(c)  In the case of a resident Australian or New Zealand holder notwithstanding the foregoing, the Authorized Participant understands and agrees that such holder is only entitled to receive cash upon its redemption of Creation Units. In the Redemption Order, the Authorized Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian resident.

(d)  Upon the satisfaction of the requirements applicable to the redemption of a Creation Unit, the Distributor represents that it will use reasonable efforts on behalf of the applicable Fund to redeem the Creation Unit and deliver the securities to the Participant by the prescribed settlement date or as otherwise required or permitted by applicable law, rule, or regulation.

(e)  The Distributor represents on behalf of the Trust and each Fund,  that the Trust will use best efforts to avoid lending Deposit Instruments in a manner that would preclude it from being able to make good delivery (within the normal settlement cycle) of such securities to the Participant in connection with a Redemption Order.

13. BENEFICIAL OWNERSHIP.

(a)  The Authorized Participant represents and warrants to the Distributor and the Trust that either (i) (based upon the number of outstanding Creation Units of each such Fund made publicly available by the Trust) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Creation Units of the relevant Fund, 80 percent (80%) or more of the currently outstanding Creation Units of such relevant Fund (based upon the number of Fund Shares outstanding, as published by the Fund or otherwise published on a public information service, such as Bloomberg), so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund with respect to such Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended or (ii) it is carrying some or all of the Deposit Instruments as a dealer and as inventory in connection with its market making activities.

(b)  The Trust and its Transfer Agent and Distributor shall have the right to require information from the Authorized Participant regarding Creation Units' ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of the currently outstanding Creation Units of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Instruments unless the Participant provides the representation contained in Clause 13(a)(ii) above.

14. INDEMNIFICATION.

This section 14 shall survive the termination of this Agreement.

(a)  The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Fund, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "AP Indemnified Party") from and against any loss, damage, liability, cost and expense (including reasonable attorneys' fees) ("Losses") incurred by such AP Indemnified Party as a result of (i) any material breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Authorized Participant to comply with Applicable Laws in connection with its role as an authorized participant hereunder, except that the Participant shall not be required to indemnify a AP Indemnified Party to the extent that such failure was caused by the Participant's reasonable reliance on instructions given or representations made by one or more AP Indemnified Parties and the Participant did not know or could not have known that such reliance would cause it not to be in compliance with such Applicable Law; (iv) actions of such AP Indemnified Party taken pursuant to any instructions issued in accordance with Annex II or III hereto (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Authorized Participant or one of its Authorized Persons, except to the extent that the instructions were provided by a person whom the Participant duly informed the Distributor or Index Receipt Agent was no longer an Authorized Person or Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor or the Index Receipt Agent in accordance with the terms of this Agreement, or (v)(1) any material representation by  the  Authorized  Participant,  its  employees  or  its  agents  or  other representatives about the Creation Units or any AP Indemnified Party that is not consistent with the Trust's then current Prospectus made directly in connection with the offer or the solicitation of an offer to buy or sell Creation Units and (2) any untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 4 hereof or an omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Creation Units or any AP Indemnified Party unless such representation, statement or omission was made or included by the Distributor or the Trust in materials furnished to the Authorized Participant or by the Authorized Participant at the written direction of the Trust or the Distributor or is based upon any omission or alleged omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement may be entitled to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its material obligations pursuant to this Agreement that benefit the Trust. The Authorized Participant shall not be liable to the AP Indemnified Party for any damages arising out of mistakes or errors in data provided to the Authorized Participant, or mistakes or errors by, or out of interruptions or delays of communications with, the AP Indemnified Parties who are service providers to the Trust.

(b)  The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant, the Trust, the Fund, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Distributor Indemnified Party") from and against any Losses, as a result of (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor and any representation provided by it herein that is false or misleading in any material respect or omits material information necessary to make the statements contained therein complete, (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with Applicable Laws; (iv) any untrue statement of a material fact or omission of a material fact made in the Trust's registration statement or the Prospectus (whether or not negligent or constituting willful malfeasance); (v) any untrue statement of a material fact or omission of a material fact made in any promotional material or sales literature furnished to the Participant by the Distributor or any disclosure provided by the Distributor to the Participant for inclusion in marketing material or sales literature prepared by the Participant and submitted to the Distributor for approval; or (vi) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex II or III hereto (as each may be amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by the Distributor, or (vii)(1) any representation by the Distributor, its employees or its agents or other representatives about the Creation Units, any AP Indemnified Party that is not consistent with the Trust's then current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Creation Units and (2) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the Securities and Exchange Commission or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Other than any material misstatement or omission to state a material fact in the Prospectuses and/or the Trust's registration statement,  the Distributor shall not be liable to any Distributor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Distributor, or mistakes or errors by, or out of interruptions or delays of communications with the Distributor Indemnified Parties, due to any action of a service provider to the Trust.

(c)  The Distributor agrees with the Authorized Participant that it would not be just and equitable if contribution pursuant to this Section 14 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)  An indemnifying party shall not be liable under the indemnity  agreement contained in this Section 14 with respect to any claim made against any Distributor Indemnified Party or Participant Indemnified Party unless the applicable indemnified party shall have notified the applicable indemnifying  party in writing of the claim within a reasonable time after the summons or other notification giving information of the nature of the claim has been served upon the applicable indemnified party. However, failure to notify the applicable indemnifying party of any claim shall not relieve such indemnifying party from any liability which it may have to any Distributor Indemnified Party or AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice.

(e)  The indemnifying party in each of the Section 14(a) and 14(b) above shall be entitled, at its option and its own expense, to exercise sole control and authority over the defense and settlement of such action. If the indemnifying party elects to exercise sole control authority over the defense and settlement, such defense shall be conducted by counsel chosen by it and satisfactory to the applicable indemnified party in such action, and who shall not, except with the consent of the applicable indemnified party, be counsel to the indemnifying party. The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified  party, in each case, without the prior written consent of the indemnified party.

(f)  This  Section  14  shall  not  apply  to  the  extent  any  such  losses,  liabilities, damages,  costs  and  expenses  are  incurred  as  a  result  or  in  connection  with  any  gross negligence, bad faith or willful misconduct on the part of any AP Indemnified Party or the Distributor Indemnified Party, as the case may be. The term "affiliate" in this Section 14 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

14. LIMITATION OF LIABILITY.

(a)  The Distributor, the Authorized Participant, and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly  incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor, the Authorized Participant, or the Transfer Agent.

(b)  In the absence of bad faith, negligence or willful misconduct on its part, none of the Distributor, the Authorized Participant, or the Transfer Agent, whether acting directly or through agents or attorneys as provided in paragraph (d) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. None of the Distributor, the Authorized Participant, or the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor, the Authorized Participant, or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor, the Authorized Participant, or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(c)  None of the Distributor, the Authorized Participant, or the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d)  The Distributor, the Authorized Participant, and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e)  The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(f)  Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax ( but excluding any income taxes) or any other similar government charge applicable to the Creation Order or Redemption Order of Creation Units of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge unless such tax or charge is caused by the Distributor's, Transfer Agent's, or Trust's fraud, negligence, or willful misconduct. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to reimburse such party for any such payment, but excluding with any penalties, additions to tax or interest thereon.

15. INFORMATION ABOUT CREATION DEPOSITS.

The Authorized Participant understands that the number and names of the designated portfolio of Deposit Instruments to be included in the current Creation Deposit for each Fund will be made available by the NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

16. ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

17. NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, e-mail or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address or telephone, facsimile or telex numbers as follows:

Attn: Spinnaker ETF Trust

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone, e-mail or facsimile indicated below the signature line of such party.

18. EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a)  This Agreement shall become effective five (5) Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant. This Agreement may be terminated (i) at any time by any party upon sixty (60) days prior written notice to the other parties and (ii) may be terminated earlier by the Distributor at any time in the event of a material breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein, provided that, in either case, any pending Orders are settled in accordance with their terms. This Agreement supersedes any prior such agreement between or among the parties.

(b)  No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the parties hereto. Notwithstanding the foregoing, Annex I (with respect to addition or removal of Funds from the line up) of the Agreement may be amended by the Distributor from time to time by the following procedure. The Distributor will mail a copy of the amendment to the Authorized Participant and the Trust. For purposes of this Agreement, mail will be deemed received by the recipient thereof on the fifth (5th) Business Day following the deposit of such mail into the U.S. Postal system. If none of the Authorized Participant or the other party objects in writing to the amendment within five (5) calendar days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

19. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

20. SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

21. ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

22. INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

23. ENTIRE AGREEMENT.

This Agreement ,along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

24. SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self- regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Trust, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor's notification to the Trust of such determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

25. NO STRICT CONSTRUCTION AND SURVIVAL.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 13 (Indemnification), Section 14 (Limitations of Liability) Section 19 (Governing Law) and Section 4 (Marketing Materials and Representations), as well as this Section 25 (Survival), shall survive the termination of this Agreement.

26. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:

CAPITAL INVESTMENT GROUP, INC. on behalf of itself as Distributor and as agent for the SPINNAKER ETF TRUST

BY:

TITLE: ADDRESS: TELEPHONE: FACSIMILE:

CANTOR FITZGERALD & CO.

BY:
TITLE: ADDRESS: TELEPHONE: FACSIMILE: EMAIL:

ACCEPTED BY: THE BANK OF NEW YORK MELLON, AS TRANSFER AGENT

BY:

TITLE: ADDRESS: TELEPHONE: FACSIMILE:

ANNEX I TO
AUTHORIZED PARTICIPANT AGREEMENT FOR SPINNAKER ETF TRUST

List of Funds

Fund Name Ticker # of Shares per CU

ANNEX II
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR SPINNAKER ETF TRUST

PROCEDURES FOR PROCESSING
PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of the Spinnaker ETF Trust  (the "Trust") in Creation Units of each Fund and (2) a Redemption Order for the redemption of Shares of the Trust in Creation Units of each Fund of the Trust. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

In order to place a Purchase Order, an Authorized Participant is required to have signed an Authorized Participant Agreement. Upon acceptance of the Authorized Participant Agreement and execution thereof by the Trust and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant, through its Authorized Person(s), to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of the Trust.

ANNEX II – PART A
TO
AUTHORIZED PARTICIPANT AGREEMENT

TO PLACE A PURCHASE ORDER FOR
CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
SPINNAKER ETF TRUST

1.	PLACING A PURCHASE ORDER:

The Authorized Participant ("AP") submitting an order to create shall submit such orders containing the information required to the Transfer Agent in the following manner: (a) by telephone to the BNYM ETF Order Desk Administrator followed up with the faxed order form (within 15 minutes of the verbal phone order) according to the procedures set forth below, or (b) through the BNYM ETF Center Interface (electronic order entry system portal), as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement incorporated herein by reference. The order so transmitted (either orally and in writing, or electronic form) is hereinafter referred to as the "Submission" or the "Purchase Order" as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date".

NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM SUBMISSION.

To begin a Purchase Order by phone, the Authorized Participant ("AP") must telephone the BNYM ETF Order Desk Administrator at (718) 315-7500 or other number that BNYM designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by the BNYM  ETF Order Desk before the established cut-off time of the Fund(s) (Eastern Standard Time "Listing Exchange Closing Time or Order Cutoff Time," as applicable).  Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the BNYM ETF Order Desk Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, the BNYM ETF Order Desk Administrator will read the Purchase Order back to the AP. The AP then must confirm that the Purchase Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP confirms that the Purchase Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue an order number to the AP. Most orders may also be placed by the AP via the BNYM ETF Center Interface by the times described above.

Purchase Orders for select funds (T-1 (T minus 1) Next Day International Market Orders, are to be placed after the Listing Exchange Closing Time of 4:00 PM and before the Fund's established T-1 order window cut-off time, the latest being 5:30 PM Eastern Standard Time on any Business Day.   Such Purchase Orders, if accepted, will receive the next Business Day's NAV per Creation Unit. The Transfer Agent's telephone number for all T- l orders is 718-315-7501.

PLEASE NOTE:  A PURCHASE ORDER IS NOT COMPLETE UNTIL AN ORDER NUMBER IS ISSUED BY THE BNYM ETF ORDER DESK ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER CAN NOT BE CANCELED BY THE AP AFTER THE FUND'S ORDER WINDOW CUT-OFF TIME.  INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT "IN PROGRESS" IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A BNYM ETF ORDER DESK ADMINISTRATOR. FOR CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE CUTOFF WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ORDER DESK. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION:

Subject to the conditions that a properly completed Purchase Order has been placed by the AP not later than the Order Cutoff Time and that the Distributor finds no cause to reject such Purchase Order for the reason(s) listed in Section 3 below, the Distributor will accept the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been accepted  within 45 minutes after the designated Order Cutoff Time on the Order Date (e.g., 4:45 PM ET or 6:15 PM ET, as appropriate). Once the Purchase Order has been approved by the Distributor, the Distributor signs the written Purchase Order (indicating the time of its signature) and transmits that Purchase Order to the BNYM ETF Order Desk Administrator, if not approving the order(s) on-line via the ETF Center Interface.

Until such time as the Distributor confirms acceptance thereof, any Purchase Order remains subject to rejection by the Trust for any reason(s) listed in Section 3 below.

3. REJECTING OR SUSPENDING PURCHASE ORDERS:
The Trust and the Distributor reserve the absolute right to reject acceptance of a Purchase Order for the following reasons: (i) the order is not in proper form as determined by the Trust, the BNYM ETF Order Desk Administrator or the Distributor; (ii) subject to Section 4 of this Annex II - Part A, the portfolio of Deposit Securities (and/or cash in lieu of names that the AP is not able to deliver in physical form) delivered is not as specified by the Distributor, (iii) the investor(s), upon obtaining the Shares ordered, would own 80% or more of the currently outstanding Shares of such Fund; (iv) acceptance of the Deposit Securities would have certain adverse tax consequences to the Trust or any Fund; (v) the acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; or (vi) circumstances outside the control of Trust, the Distributor or the Transfer Agent make it impossible to process a Purchase Order. The Distributor shall notify the AP of a rejection of any Purchase Order. The Distributor and the Trust are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall either of them incur any liability for the failure to give any such notification.

The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

4. CONTRACTUAL SETTLEMENT:

(a) Through the CNS Clearing Process:

(1)
 Except as provided below, Deposit Securities of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the Custodian on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The "Domestic Contractual Settlement Date" is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the trade date plus three (T +3) Business Days. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued through the CNS system and the payment of the Cash Component and the purchase Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and AP have entered into.

(2)
The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security with respect to any Domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below). Additional cost, if any, to acquire the omitted securities will be at the expense of the Participant.

(3)	Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(b) Outside the CNS Clearing Process:

(1)
Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below).  The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The "International Contractual Settlement Date" with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such International Fund are customarily traded.

(2)
Except as provided in the next two paragraphs, a Creation Unit of Shares in any International Fund will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the Subcustodian confirms to the Custodian that the required securities included in the Fund Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall will cause the delivery of the Creation Unit of Shares.

(3)
The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies the Distributor that a "cash in lieu" amount will be accepted, the Distributor will notify the AP and the Transfer Agent and the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the "cash in lieu" amount, with any appropriate adjustments as advised by the Trust which may include any difference between the actual cost to the Trust to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received, any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

(4)
In the event that a Fund Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust ~~may~~ issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP's delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Deposit Securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

5. CASH PURCHASES:

When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be affected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase or where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of such Deposit Security, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Trust's brokerage, transaction, and other costs associated with using the cash to purchase the requisite Deposit Securities, the AP may be required to pay and additional Transaction Fee or adjustment as advised by the Trust which may include any difference between the actual cost to the Trust to acquire the Deposit Securities and the value of the Deposit Securities had the Deposit Securities been delivered. Such Transaction Fees and additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

6. CUSTOM BASKETS:

The Trust has developed procedures for Creations and Redemptions using baskets of Deposit Securities that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a "Custom Basket"). In order for an AP to deliver or receive a Custom Basket to the Distributor or Transfer Agent and the Trust in connection with a purchase or redemption order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, the Funds' investment adviser, or Trust must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Purchase Order and the AP must agree to deliver the Custom Basket in connection with the purchase. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the custom creation basket.

ANNEX II -- PART B
TO
AUTHORIZED PARTICIPANT AGREEMENT

TO PLACE A REDEMPTION ORDER FOR
CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
SPINNAKER ETF TRUST

1.	PLACING A REDEMPTION ORDER:

The Authorized Participant ("AP") submitting an order to redeem shall submit such orders containing the information required to the Transfer Agent in the following manner: (a) by telephone to the BNYM ETF Order Desk Administrator followed up with the faxed order form (within 15 minutes of the verbal phone order) according to the procedures set forth below, or (b) through the BNYM ETF Center Interface (electronic order entry system portal), as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement incorporated herein by reference. The order so transmitted (either orally and in writing, or electronic form) is hereinafter referred to as the "Submission" or the "Redemption Order" as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date".

NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM SUBMISSION.

To begin a Redemption Order by phone, the Authorized Participant ("AP") must telephone the BNYM ETF Order Desk Administrator at (718) 315-7500 or other number that BNYM designates in writing to the AP.  This telephone call must be made by an Authorized Person of the AP and answered by the BNYM ETF Order Desk before the established cut-off time of the Fund(s) (Eastern  Standard Time "Listing Exchange Closing Time or Order Cutoff Time," as applicable).  Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the BNYM ETF Order Desk Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Redemption Order, the BNYM ETF Order Desk Administrator will read the Redemption Order back to the AP. The AP then must confirm that the Redemption Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP confirms that the Redemption Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue an order number to the AP.  Most orders may also be placed by the AP via the BNYM ETF Center Interface by the times described above.
Redemption Orders for select funds (T-1 (T minus 1 ) Next Day International Market Orders, are to be placed after the Listing Exchange Closing Time of 4:00 PM and before the Fund's established T-1 order window cut-off time, the latest being 5:30 PM Eastern Standard Time on any Business Day.  Such Redemption Orders, if accepted, will receive the next Business Day's NAV per Creation Unit.  The Transfer Agent's telephone number for all T-1 orders is (718) 315-7501.

PLEASE NOTE: A REDEMPTION ORDER IS NOT COMPLETE UNTIL AN ORDER NUMBER IS ISSUED BY THE BNYM ETF ORDER DESK ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER CAN NOT BE CANCELED BY THE AP AFTER THE FUND'S ORDER WINDOW CUTOFF TIME.  INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT "IN PROGRESS" IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A BNYM ETF ORDER DESK ADMINISTRATOR. FOR CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED BY STAFF AT OR AFTER   THE CUTOFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ORDER DESK. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION:

Subject to the conditions that a properly completed Redemption Order has been placed by the AP not later than the Order Cutoff Time and that the Distributor finds no cause to reject such Purchase Order for the reason(s) listed in Section 3 below, the Distributor will accept the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been accepted  within 45 minutes after the designated Order Cutoff Time on the Order Date (e.g., 4:45 PM ET or 6:15 PM ET, as appropriate). Once the Redemption Order has been approved by the Distributor, the Distributor signs the written Redemption Order (indicating the time of its signature) and transmits that Redemption Order to the BNYM ETF Order Desk Administrator, if not approving the order(s) on-line via the ETF Center Interface.

Until such time as the Distributor confirms acceptance thereof, any Redemption Order remains subject to rejection by the Trust for any reason(s) listed in Section 3 below.

3. REJECTING OR SUSPENDING REDEMPTION ORDERS:

The right of redemption may be suspended or the date of payment postponed with respect to a Fund: (i) for any period during which the Listing Exchange is closed (other than customary weekend and holiday closings); (ii) for any period during which trading on the Listing Exchange is suspended or restricted; (iii) for any period during which an emergency exists as a result of which disposal of the shares of such Fund or determination of such Fund's NAV is not reasonably practicable; or (iv) in such other circumstances as permitted by the SEC.

4. TAKING DELIVERY OF DEPOSIT SECURITIES:

The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account, which must be indicated in the AP's Standing Redemption Instructions. An Authorized Person of the AP may amend the AP's Standing Redemption Instructions from time to time by writing to the BNYM ETF Order Desk Administrator  and the Trust in a form approved by the Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain an appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable U.S. federal and state securities laws.

5. CONTRACTUAL SETTLEMENT:

(a) Through the CNS Clearing Process:

(1)
Except as provided below, the Shares of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the applicable custodian of any Domestic Fund on or before the Domestic Contractual Settlement Date (defined below). The Trust will make available on the Domestic Contractual Settlement Date the Cash Component next determined after acceptance of the Redemption Order, less the applicable Transaction Fee. The "Domestic Contractual Settlement Date" is the date upon which all of the required Shares must be delivered to the Trust and, the Deposit Securities, any cash in lieu amounts and Cash Component less any fees are delivered by the Trust to the AP (ordinarily trade date plus three (T + 3) Business Days). Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units of Shares and any cash component will be delivered concurrently with the transfer of good title to the Trust of the required number of Shares through the NSCC's Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the Transaction Fee through CNS;

(2)
The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security with respect to a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the approval of the Board, may adjust the Transaction Fee within the parameters described below to protect ongoing shareholders. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(3)
In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the AP's undertaking to deliver the missing Shares as soon as possible, which undertaking shall be secured by such AP's delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement procedures, which such procedures shall be provided to the AP by the BNYM ETF Order Desk Administrator  upon request.  The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such Shares and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

(b) Outside the CNS Clearing Process:

(1)
Except as provided below, the Shares must be delivered to an account maintained at the Custodian on or before the Business Day immediately following the date on which the NAV of the redemption was calculated. The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Component next determined after acceptance of the Redemption Order, less the applicable Transaction Fee (as described in the Prospectus). The "International Contractual Settlement Date" of an International Fund is the earlier of (i) the date upon which all of the Deposit Securities are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2)
Deliveries of redemption proceeds by a Fund generally will be made within three (3) Business Days. Due to the schedule of holidays in certain countries, however, the delivery of in-kind Deposit Securities of International Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

(3)
Except as provided in the next two paragraphs, the Deposit Securities will not be delivered until the transfer of good title to the Trust of the required Creation Unit(s) of Shares has been completed. When the Custodian confirms that the required Shares or, when permitted in the sole discretion of the Trust, the cash collateral has been received by the account, the Custodian will cause the delivery of the Deposit Securities.

(4)
The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies the Distributor that a "cash in lieu" amount will be delivered, the Distributor will notify the AP and the AP shall receive the "cash in lieu" amount, with any appropriate adjustments as advised by the Trust. The AP may also elect to replace any Deposit Securities with a "cash in lieu" amount to the extent that the AP is not authorized to purchase the particular Deposit Securities from the Fund or is not able to sell the particular Deposit Securities in the secondary market, consistent with restrictions in applicable law or the AP's internal policies and procedures.

(5)
In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares (Order Date +1), the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the AP's undertaking to deliver the missing Shares as soon as possible, which undertaking shall be secured by such AP's delivery on Order Date +1 and subsequent maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement procedures, which such procedures shall be provided to the AP by the BNYM ETF Order Desk Administrator  upon request.  The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such Shares and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

6. CASH REDEMPTIONS:

In the event that, in the sole discretion of the Trust, cash redemptions are permitted or required by the Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7. STANDING REDEMPTION INSTRUCTIONS:

Annex V hereto contains the AP's Standing Redemption Instructions, which include information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by the Trust pursuant to a Redemption Order.

ANNEX III
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR SPINNAKER ETF TRUST

THE AP ACCOUNTS
FOR DELIVERY OF DEPOSIT INSRUMENTS

The accounts into which ________________________ ETF Trust should deposit the securities consisting the Deposit Instruments of each Fund upon redemption by the AP are set forth below:

Name of AP:     ___________________
Account Name:     ___________________
Account Number:     ___________________
Other Reference Number: __________________

ANNEX IV
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR SPINNAKER ETF TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name: ____________________
Title: ____________________
Telephone: ____________________
Email: ____________________
Signature: ____________________

Name: ____________________
Title: ____________________
Telephone: ____________________
Email: ____________________
Signature: ____________________

Name: ____________________
Title: ____________________
Telephone: ____________________
Email: ____________________
Signature: ____________________

The undersigned, [name], [title], [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such  offices,  that  they  have  been  duly  authorized  to  act  as  Authorized  Persons  of  this institution in its capacity as an AP pursuant to the Agreement by and between, SPINNAKER Distributors, Inc., as Distributor, Spinnaker and as AP dated [date] and that their signatures set forth above are their own true and genuine signatures.

In witness whereof, the undersigned has hereby set his/her hand and the seal of [company].

Name: ________________________________
Date: _________________________________

ANNEX V
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR SPINNAKER ETF TRUST

CAPITAL INVESTMENT GROUP, INC., DISTRIBUTOR
BANK OF NEW YORK MELLON, TRANSFER AGENT

SPINNAKER CREATION/REDEMPTION ORDER FORM

CONTACT INFORMATION FOR ORDER EXECUTION:
Telephone Order Desk: (718) 315 – 7500
Facsimile Number: (732) 667 – 9478

Participant must complete all items in Part 1. The Distributor and/or Transfer Agent, in their discretion may reject any order not submitted in complete form.

I. TO BE COMPLETED BY PARTICIPANT:

Date:
Your Name: Name:
Time:

Firm

NSCC Participant Number: Telephone Number:
DTC Participant Number: Fax Number:

Type of order: (Check One)

II. Creation
Redemption

If creation/redemption is a custom basket order, indicate the restricted security name, ticker and number of shares to be settled in cash as part of the Cash Component.

Name   Symbol Number of Shares

Name   Symbol Number of Shares

Participant intends to sell or otherwise dispose of the units being created as soon, as is reasonably practicable.

# of Creation Units (CU) Transacted: Number:

(One CU = (TBD) Number written out:

Order#:_______________________ ______________________________
Authorized Person's Signature

II. TO BE COMPLETED BY DISTRIBUTOR OR TRANSFER AGENT:
This certifies that the above order has been:

 Accepted by the Distributor (in the case of creations)

 Declined-Reason:

Date Time Authorized Signature

III. TO BE COMPLETED ONLY IF CREATION ORDER IS DECLINED DUE TO 80
PERCENT TESTS:

The Authorized Participant represents and warrants to the Distributor and the Trust that (based upon the number of outstanding Creation Units of each such Fund made publicly available by the Trust) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Creation Units of the relevant Fund, 80 percent (80%) or more of the currently outstanding Creation Units of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund with respect to such Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended.

Authorized Signature

ANNEX VI
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR SPINNAKER ETF TRUST

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the "System").  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the "AP Agreement").  In the event of any conflict between the terms of this Annex VI and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex VI shall control.

1. (a) Authorized Participant shall provide to the Transfer Agent a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System.  Authorized Participant  shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person's status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person's access to the System.  The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.
(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant's and each Authorized Person's access rights with respect to System shall be immediately revoked.

2. Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same.  Authorized Participant shall use the System solely for its own internal and proper business purposes.  Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System.  Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System.  Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers.  Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments.  Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent's prior written consent.  Authorized Participant may not remove any statutory copyright notice or other notice included in the System.  Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent's request.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the "Material"), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent.  Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care.  Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent's proprietary markings on any such copy.  The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted.  TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant's possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent.  Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5. Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent's negligence or willful misconduct.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON'S REASONABLE CONTROL.

6. Transfer Agent reserves the right to revoke Authorized Participant's access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex VI.

7. Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent.  Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data.  Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.